UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 14, 2024
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
200 South Wacker Drive
Suite 2100
Chicago, Illinois 60606
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	CDE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.
Coeur held its 2024 Annual Stockholders’ Meeting on May 14, 2024 (the “Annual Meeting”). Coeur’s stockholders voted on the following three proposals at the Annual Meeting. The number of votes cast for and against each proposal and the number of abstentions and broker non-votes are set forth below.
Proposal 1. Election of Directors.
The stockholders elected the following nine individuals to Coeur’s Board of Directors for one-year terms expiring at the 2025 Annual Stockholders’ Meeting. The voting results were as follows:

	For	Against	Abstain	Approval Percentage (1)
Linda L. Adamany	223,589,674	5,593,369	413,946	97.56%
Paramita Das	227,606,146	1,537,854	452,989	99.33%
Randolph E. Gress	212,200,917	16,970,720	425,352	92.59%
Jeane L. Hull	227,124,928	2,058,939	413,122	99.10%
Robert Krcmarov	227,525,379	1,617,535	454,075	99.29%
Mitchell J. Krebs	227,135,557	2,003,218	458,214	99.13%
Eduardo Luna	228,032,773	1,147,677	416,539	99.50%
Robert E. Mellor	200,977,004	28,208,850	411,135	87.69%
J. Kenneth Thompson	209,647,731	19,532,312	416,946	91.48%

Broker Non-Votes:		47,065,439
Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm.
The stockholders ratified the appointment of Grant Thornton LLP as Coeur’s independent registered public accounting firm for the 2024 fiscal year. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes	Approval Percentage (1)
274,238,527	1,602,819	821,082	—	99.42%
Proposal 3. Approval of Advisory Resolution on Named Executive Officer Compensation.
The stockholders approved an advisory resolution on named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes	Approval Percentage (1)
221,226,932	7,633,133	736,924	47,065,439	96.66%
_____________________________________________________
(1) Percentage of votes cast for the nominee or proposal (excluding abstentions and broker non-votes).
Item 8.01. Other Events.
Following the Annual Meeting, the Board and Nominating and Corporate Governance Committee reviewed the structure of the Board and Company leadership as part of its annual review of the Board succession planning process, and, upon the recommendation of the Nominating and Corporate Governance Committee, the Board determined that, given the significant tenure of the Company's President and Chief Executive Officer, it was in the best interest of the Company to elect Mitchell J. Krebs as the Chairperson of the Board in addition to his role as President and Chief Executive Officer. In addition, pursuant to the Company’s corporate governance guidelines (the “Guidelines”), the independent directors of the Board simultaneously designated J. Kenneth Thompson to serve as the independent Lead Director of the Board.
In accordance with the Guidelines, the Lead Director’s responsibilities and powers include: presiding at all meetings of the Board at which the Chairperson is not present, and each executive session of the non-management members and/or independent directors of the Board; serving as liaison between the Chairperson and the independent directors; approving information sent to the Board; approving meeting agendas for the Board; approving meeting schedules to assure sufficient time for discussion of all agenda items;

having the authority to call meetings of the independent directors; and if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.
Item 9.01.    Financial Statements and Exhibits.
(d)    List of Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Exhibit Index

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.
Date: May 16, 2024	By: /s/ Casey M. Nault
Name: Casey M. Nault Title: Senior Vice President, General Counsel and Chief ESG Officer